UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2017
CORPORATE PROPERTY ASSOCIATES 18 - GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-54970	90-0885534
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 18, 2017, Ms. Kristin Sabia was appointed as the Chief Accounting Officer of Corporate Property Associates 18 – Global Incorporated (the “Company”), succeeding Ms. ToniAnn Sanzone, who resigned from that position effective as of that same date. Ms. Sanzone will continue to serve as the Company’s Chief Financial Officer.
Ms. Sabia, age 34, joined Corporate Property Associates 17 – Global Incorporated (“CPA:17”), an affiliate of the Company that is also a publicly-owned, non-listed real estate investment trust, in November 2012 and served as Assistant Controller until January 2015, when she became CPA:17’s Controller. She was appointed as CPA:17’s Chief Accounting Officer on October 5, 2016. Prior to joining CPA:17, Ms. Sabia held various positions from 2005 to 2012 in the assurance practice of Ernst & Young LLP, specializing in real estate. Ms. Sabia is a Certified Public Accountant. She received a B.S. in Accounting from the State University of New York at Albany.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 18 – Global Incorporated

Date:	January 23, 2017	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary